UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Longeveron Inc. (the “Company”) held a special meeting of stockholders on February 21, 2024.

(b) Two (2) proposals were submitted by the Company’s Board of Directors (the “Board”) to a vote of Company stockholders, and the final results of the voting on each proposal, rounded to the nearest whole share, are noted below.

The Company’s stockholders approved an amendment to our certificate of incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders, which is referred to as the “Reverse Stock Split Proposal”; and approved the adjournment of the Special Meeting, if necessary.

Proposal No. 1 – Approval of the Reverse Stock Split Proposal.

For	Against	Abstain	Broker Non Vote
58,757,459	343,463	187,442	0

Proposal No. 2 – Approval of the Adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One (Reverse Stock Split Proposal).

For	Against	Abstain	Broker Non Vote
58,772,264	318,297	197,763	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: February 22, 2024	/s/ Lisa A. Locklear
	Name:	Lisa A. Locklear
	Title:	Chief Financial Officer

2